UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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DYNAVAX TECHNOLOGIES CORPORATION

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DYNAVAX TECHNOLOGIES CORPORATION

2929 Seventh Street, Suite 100
Berkeley, California 94710

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 13, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Dynavax Technologies Corporation, a Delaware corporation, or the Company. The meeting will be held on June 13, 2007 at 11:00 a.m. pacific time, at the Company’s executive offices 2929 Seventh Street, Suite 100, Berkeley, California 94710 for the following purposes:

1.	To elect three Class I directors to hold office until the 2010 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

2.	To ratify the selection by the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2007.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 23, 2007. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/  Michael S. Ostrach
Michael S. Ostrach
Secretary

Berkeley, California
May 10, 2007

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

DYNAVAX TECHNOLOGIES CORPORATION
2929 Seventh Street, Suite 100
Berkeley, California 94710

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

June 13, 2007

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of Dynavax Technologies Corporation (sometimes referred to as the Company or Dynavax) is soliciting your proxy to vote at the 2007 Annual Meeting of stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

The Company intends to mail this proxy statement and accompanying proxy card on or about May 10, 2007 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 23, 2007 will be entitled to vote at the annual meeting. On this record date, there were 39,740,794 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 23, 2007 your shares were registered directly in your name with the Company’s transfer agent, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 23, 2007 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of three Class I directors; and

•	Ratification of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2007.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

➢	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

➢	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Dynavax. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all three nominees for director and “For” the appointment of the independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

➢	You may submit another properly completed proxy card with a later date.

➢	You may send a timely written notice that you are revoking your proxy to Dynavax, Attention: Secretary, at 2929 Seventh Street, Suite 100, Berkeley, California 94710.

➢	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 15, 2008, to Michael S. Ostrach, Esq., Corporate Secretary. If you wish to bring a matter before the stockholders at next year’s annual meeting and you do not notify us before March 26, 2008, for all proxies we receive, the proxy holders will have discretionary authority to vote on the matter, including discretionary authority to vote in opposition to the matter.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.

How many votes are needed to approve each proposal?

For the election of directors, the three nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 39,740,794 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

Our Board of Directors presently has eight members. There are three directors in the class whose term of office expires in 2007. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. If elected at the annual meeting, each of these nominees would serve until the 2010 annual meeting and until his or her successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the annual meeting of the directors.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board of Directors. Each person nominated for election has agreed to serve if elected. Our Board of Directors has no reason to believe that any nominee will be unable to serve.

Set forth below is certain biographical information as of March 31, 2007, for the nominees and each person whose term as a director will continue after the Annual Meeting.

Name	Age	Position

Arnold L. Oronsky, Ph.D.	67	Chairperson of the Board
Nancy L. Buc, Esq.	62	Director
Dennis Carson, M.D.	60	Director
Dino Dina, M.D.	60	President, Chief Executive Officer and Director
Denise M. Gilbert, Ph.D.	49	Director
David M. Lawrence, M.D.	66	Director
Peggy V. Phillips	53	Director
Stanley A. Plotkin, M.D.	74	Director

Class I Director Nominees

Dennis Carson, M.D.

Dr. Carson has been a member of our Board of Directors since December 1997. Dr. Carson is a noted researcher in the fields of autoimmune and immunodeficiency diseases and is co-discoverer with Dr. Eyal Raz of the immunostimulatory sequences that form the basis of our technology. He has played key roles in the founding of Vical, Inc., a gene therapy company, IDEC Pharmaceuticals, a biopharmaceutical company, and Triangle Pharmaceuticals. Dr. Carson is director of the Rebecca and John Moores Cancer Center at the University of California, San Diego and has been a professor in the Department of Medicine at the University of California, San Diego since 1990. He received his M.D. from Columbia University and his B.A. from Haverford College.

Dino Dina, M.D.

Dr. Dina has been our President and a member of our Board of Directors since May 1997 and our Chief Executive Officer since May 1998. From 1982 until he joined us in 1997, Dr. Dina was an employee of Chiron Corporation, a biopharmaceutical company. At Chiron, Dr. Dina held a series of positions with increasing responsibility. He ultimately served as president of Chiron Vaccines (formerly Biocine Company), which he directed from its inception in 1987. Under Dr. Dina’s direction, Chiron Vaccines received the first-ever approval of an adjuvanted influenza vaccine in Italy, successfully completed development of the first genetically engineered pertussis vaccine, and conducted clinical trials for vaccines to prevent HIV, herpes simplex type II, cytomegalovirus, and hepatitis B infections. The virology group he directed was responsible for several key scientific findings, including the discovery, cloning, and sequencing of the hepatitis C virus, and the cloning and sequencing of the viral genomes for HIV and hepatitis A viruses. Prior to joining Chiron, Dr. Dina was employed at Albert Einstein College of Medicine in Bronx, New York, as an assistant professor of genetics from 1977 to 1982. He received his M.D. from the University of Genoa Medical School in Italy.

Denise M. Gilbert, Ph.D.

Dr. Gilbert was appointed to our Board of Directors in March 2004. Dr. Gilbert is currently an independent consultant and strategic advisor to life science companies. From 2001 to 2002, she served as Chief Executive Officer of Entigen Corporation, a private life science information technology company. From 1995 to 1999, Dr. Gilbert served as Chief Financial Officer and Executive Vice President of Incyte Pharmaceuticals (now Incyte Corporation), and from 1993 to 1995 she was Chief Financial Officer and Executive Vice President of Affymax. From 1986 through 1993 Dr. Gilbert was a Managing Director and senior biotechnology analyst at Smith Barney Harris & Upham and Vice President and biotechnology analyst at Montgomery Securities. Dr. Gilbert holds a B.S. from Cornell University and a Ph.D. in Cell and Developmental Biology from Harvard University.

Class II Directors Continuing In Office Until The 2008 Annual Meeting

Nancy L. Buc, Esq.

Ms. Buc was appointed to our Board of Directors in November 2005. Ms. Buc is a partner in the Washington, D.C. law firm Buc & Beardsley. Ms. Buc formerly served as Chief Counsel for the U.S. Food and Drug Administration. During an earlier period of government service, she served successively as Attorney-Advisor to the Chairman of the Federal Trade Commission (FTC) and Assistant Director of the FTC’s Bureau of Consumer Protection. Ms. Buc has served as a member of several major government panels, including the National Institutes of Health (NIH) Recombinant DNA Advisory Committee, the NIH Consensus Panel on Effective Medical Treatment of Heroin Addiction, and the Office of Technology Assessment’s Advisory Panels on Government Policies and Pharmaceutical Research and Development, and New Developments in Biotechnology. She was also a member of the Institute of Medicine’s committees on Contraceptive Research and Development and NIDA Medications Development. She is also a member of the Food and Drug Law Institute’s Board of Directors. She received her Bachelor of Arts degree from Brown University and her Bachelor of Law degree from the University of Virginia, and was awarded an honorary doctor of laws degree from Brown University. She has served as both a trustee and a fellow on the Brown University Corporation, Brown’s governing body. She is a director of the National Partnership for Women and Families.

David M. Lawrence, M.D.

Dr. Lawrence was appointed to our Board of Directors in December 2006. Dr. Lawrence is the Retired Chairman and Chief Executive Officer of Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals (KFHP/KFH). Dr. Lawrence currently serves on the Boards of Agilent Technologies, Raffles Medical Group of Singapore, McKesson Corporation, and the RAND Health Advisory Board, among others. He also serves in advisory roles to the biotechnology industry. Dr. Lawrence joined Kaiser in 1981. He was named chief executive officer of KFHP/KFH in 1991 and Chairman of its Board in 1992. Prior to that, he served as Vice Chairman and Chief Operating Officer as well as a key executive in Kaiser Permanente divisions in Oregon and Colorado. He retired on December 31, 2002. Dr. Lawrence is a graduate of Amherst College (B.A.), the University of Kentucky (M.D.), and the University of Washington (M.P.H.). He is Board Certified in General Preventive Medicine (the Johns Hopkins University and the University of Washington). He is a member of Alpha Omega Alpha (Medical Honorary Society) and the Institute of Medicine (National Academy of Sciences).

Stanley A. Plotkin, M.D.

Dr. Plotkin was appointed to our Board of Directors in August 2005. Dr. Plotkin is Emeritus Professor of the University of Pennsylvania and Executive Advisor to Sanofi Pasteur. Until 1991, he was Professor of Pediatrics and

Microbiology at the University of Pennsylvania, and Professor of Virology at the Wistar Institute and at the same time, Director of Infectious Diseases and Senior Physician at the Children’s Hospital of Philadelphia. In 1991, Dr. Plotkin left the University to join the vaccine manufacturer, Pasteur-Mérieux-Connaught (today, Sanofi Pasteur), where for seven years he was Medical and Scientific Director. Dr. Plotkin’s career included internship at Cleveland Metropolitan General Hospital, residency in pediatrics at the Children’s Hospital of Philadelphia and the Hospital for Sick Children in London and three years in the Epidemic Intelligence Service of the Centers for Disease Control of the U.S. Public Health Service. He has been Chairman of the Infectious Diseases Committee and the AIDS Task Force of the American Academy of Pediatrics, liaison member of the Advisory Committee on Immunization Practices and Chairman of the Microbiology and Infectious Diseases Research Committee of the National Institutes of Health.

Class III Directors Continuing In Office Until The 2009 Annual Meeting

Arnold L. Oronsky, Ph.D.

Dr. Oronsky has been a member of our Board of Directors since November 1996 and became Chairperson in February 2006. Dr. Oronsky is a managing director with InterWest Partners, a venture capital firm. Prior to joining InterWest Partners in 1994, Dr. Oronsky was Vice President of Discovery Research for the Lederle Laboratories division of American Cyanamid, a pharmaceutical company. From 1973 until 1976, Dr. Oronsky was head of the inflammation, allergy and immunology research program at Ciba-Geigy Pharmaceutical Company. Dr. Oronsky also serves as a senior lecturer in the Department of Medicine at The Johns Hopkins Medical School. Dr. Oronsky has won numerous grants and awards and has published over 125 scientific articles. Dr. Oronsky serves on the boards of directors of Metabasis Therapeutics, Myogen, Inc., Aspreva Pharmaceuticals and Corgentech, Inc. He received his Ph.D. from Columbia University, College of Physicians and Surgeons and his A.B. from New York University.

Peggy V. Phillips

Ms. Phillips was appointed to our Board of Directors in August 2006. Ms. Phillips currently also serves on the boards of directors of Portola Pharmaceuticals and the United States Naval Academy Foundation and she served on the board of Western Wireless from 2004 until its acquisition by Alltel in mid-2005. From 1996 until 2002, she served on the board of directors of Immunex Corporation and from 1999 she served as the Chief Operating Officer until the company was acquired by Amgen in 2002. During her career at Immunex, she held positions of increasing responsibility in research, development, manufacturing, sales and marketing. As senior vice president for pharmaceutical development and general manager for Enbrel®, she was responsible for clinical development and regulatory affairs as well as the launch, sales and marketing of the product. Prior to joining Immunex, Ms. Phillips worked at Miles Laboratories. Ms. Phillips holds a B.S. and a M.S. in microbiology from the University of Idaho.

The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.

INFORMATION REGARDING THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

Independence Of The Board Of Directors

As required under The Nasdaq Stock Market, or Nasdaq, listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. Our Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards: Ms. Buc and Ms. Phillips as well as Drs. Carson, Gilbert, Lawrence, Oronsky and Plotkin. In making this determination, the Board found that none of the these directors or nominees for director had a material or other disqualifying relationship with the Company. In determining the independence of Dr. Carson, the Board took into account his role as the university-nominated representative on the evaluation committee to oversee aspects of the agreement between the Regents of the University of California and Dynavax and determined that this relationship would not interfere with Dr. Carson’s exercise of independent judgment in carrying out his responsibilities as a director. In determining the independence of Dr. Lawrence, the Board acknowledged that, prior to his election to the Board in December 2006, the Company had entered into a one year consulting arrangement with Dr. Lawrence as of November 1, 2006 pursuant to which Dr. Lawrence agreed to provide strategic and business advice. In consideration for these services, Dr. Lawrence received 50,000 stock options and a daily rate of $3,000 for meetings and travel. The total cash value of the agreement may not exceed $50,000. All 50,000 stock options are subject to performance-based vesting requirements dependent upon the achievement of specified corporate partnering objectives. The consulting agreement is terminable by either party on thirty days written notice. The Board does not believe that this relationship would interfere with Dr. Lawrence’s exercise of independent judgment in carrying out his responsibilities as a director. Dr. Dina, our President and Chief Executive Officer is not an independent director by virtue of his employment with the Company.

Meetings Of The Board Of Directors

Our Board of Directors met sixteen times during the last fiscal year. Dr. Plotkin attended six of the Board of Director meetings held in 2006. All other Board members attended 75% or more of the aggregate of the meetings of the Board and of the committees on which the member served, held during the period of services as a director or committee member.

Information Regarding Committees Of The Board Of Directors

Our Board has three committees: an Audit Committee, a Compensation Committee and a Nominating Committee. The following table provides membership and meeting information for fiscal 2006 for each of the Board committees:

Name	Audit		Compensation		Nominating

Nancy L. Buc, Esq. (1)			X	*
Daniel S. Janney (1)	X		X
Denise M. Gilbert, Ph.D.	X	*
Peggy V. Phillips (1)	X		X
Arnold L. Oronsky, Ph.D.	X				X	*

Total Members	3		2		1

*	Committee Chairperson

(1)	Dr. Janney resigned from the Board in August 2006, and Ms. Buc was then appointed Chairperson of the Compensation Committee and Ms. Phillips was appointed as a member of the Audit Committee and Compensation Committee.

Below is a description of each committee of our Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our Board of Directors has determined that each member of each committee meets the applicable Nasdaq listing standards and related rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

Our Audit Committee is composed of three directors: Dr. Gilbert (Chairperson), Dr. Oronsky and Ms. Phillips. During 2006, Dr. Janney also served on the Audit Committee until his resignation as a director in August 2006. The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, our Audit Committee performs several functions. The Audit Committee operates under a written charter that sets out the functions the committee will perform and is available on the Company’s website at http://www.dynavax.com.

Among other things, the charter specifically requires our Audit Committee to:

•	review and monitor the policies and procedures adopted by the Company to fulfill its responsibilities regarding the reliability of the Company’s financial statements;

•	appoint, compensate, and oversee the work of the Company’s independent registered public accounting firm;

•	approve and monitor all audit and non-audit services performed by the Company’s independent registered public accounting firm;

•	review and approve or rejects transactions between the Company and any related persons;

•	confer with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting;

•	establish procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	review and evaluate the Company’s accounting principles and systems of internal controls; and

•	review and approve the disclosure of the Company’s annual audited financial statements and quarterly financial statements, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

In addition to determining that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards), the Board determined that Dr. Gilbert qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Gilbert’s level of knowledge and experience based on a number of factors, including her formal education and experience as a chief financial officer for public reporting companies.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Ernst & Young LLP, or Ernst & Young, the Company’s independent registered public accounting firm, is responsible for auditing those financial statements. However, the members of the audit committee are not professionally engaged in the practice of accounting or auditing. The audit committee relies, without independent verification, on the information provided to the committee and on the representations made by management and the independent registered public accounting firm.

Report of the Audit Committee of the Board of Directors

During 2006, the Audit Committee met on seven occasions. We also met periodically throughout the year in executive sessions with Ernst & Young, without the presence of the Company’s management. During the course of these meetings, and at other times during 2006, we:

•	discussed with management and Ernst & Young management’s continued testing and evaluation of its system of internal control over financial reporting. We also reviewed Ernst & Young’s Report of Independent Registered Public Accounting Firm included in the Annual Report on Form 10-K, or Annual Report, related to its audit of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting;

•	reviewed and discussed with management and Ernst & Young the annual audited financial statements before filing the Company’s Annual Report with the SEC, addressing the acceptability of the Company’s accounting principles and such other matters as the Statement on Auditing Standards No. 61 (Communication with Audit Committees) requires us to discuss, and recommended to the Board that the financial statements should be included in the Annual Report;

•	reviewed and discussed with management and Ernst & Young the Company’s quarterly unaudited financial statements before the issuance of its quarterly financial results press releases and the filing of its Quarterly Reports on Form 10-Q with the SEC;

•	discussed with management and Ernst & Young the significant accounting matters related to the acquisition of Rhein Biotech GmbH, formation and consolidation of Symphony Dynamo, Inc., collaboration activities and equity offerings;

•	discussed with management and Ernst & Young significant financial reporting matters and judgments made in connection with the preparation of the Company’s audited financial statements;

•	appointed and oversaw the work and compensation of Ernst & Young;

•	reviewed and provided guidance with respect to the external audit and the Company’s relationship with Ernst & Young by (1) reviewing Ernst & Young’s proposed audit scope, approach, compensation and independence; (2) obtaining statements from Ernst & Young regarding relationships and services with the Company which may impact independence as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”; (3) discussing with Ernst & Young the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management; and (4) obtaining assurance from Ernst & Young that the requirements of Section 10A of the Securities Exchange Act of 1934 have been met; and

•	reviewed, in conjunction with the Company’s legal counsel, all legal matters that could have a significant impact on the Company’s financial statements or compliance policies.

Based on our reviews and discussions as described above, and based on the report of Ernst & Young, we recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report for the year ended December 31, 2006, for filing with the SEC. We also recommended to the Board, and the Board has approved, that Ernst & Young be appointed as the Company’s independent registered public accounting firm for 2006. In making this recommendation, we considered whether Ernst & Young’s provision of services other than audit services are compatible with maintaining independence of our independent registered public accounting firm. Although we have the sole authority to appoint the independent registered public accounting firm, we continued the long-standing practice of recommending that the Board ask the stockholders at their annual meeting to ratify the appointment of Ernst & Young as the independent registered public accounting firm.

This report shall not be deemed filed and shall not be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, including rules and regulations promulgated there under, respectively.

Dr. Denise M. Gilbert, Chairperson
Dr. Arnold L. Oronsky
Ms. Peggy V. Phillips

Compensation Committee

Our Compensation Committee is composed of two directors: Ms. Buc (Chairperson) and Ms. Phillips. During 2006, Dr. Janney also served as the Chairperson of the Compensation Committee until his resignation as a director in August 2006. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee of the Board of Directors acts on behalf of the Board of Directors to review, recommend for adoption and oversee the Company’s compensation strategy, policies, plans and programs, including:

•	establishment of corporate and individual performance objectives relevant to the compensation of the Company’s executive officers, directors and other senior management and evaluation of performance in light of these stated objectives;

•	review and recommendation to the Board for approval the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer;

•	approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s executive officers; and

•	administration of the Company’s equity compensation plans, deferred compensation plans and other similar plan and programs.

Commencing this year, our Compensation Committee also began to review with management the Company’s Compensation Discussion and Analysis and to consider whether to recommend that it be included in proxy statements and other filings. Our Compensation Committee met four times during the fiscal year. Our Compensation Committee operates under a written charter that is available on the Company’s website at http://www.dynavax.com.

Compensation Committee Processes and Procedures

Typically, our Compensation Committee meets at least two times annually and with greater frequency if necessary.The agenda for each meeting is usually developed by the Chairperson of our Compensation Committee, in consultation with the VP of Human Resources and our Chief Financial Officer. From time to time, various members of management, including the CEO and other employees as well as outside advisors or consultants may be invited by our Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The CEO may not participate in or be present during any deliberations or determinations of our Compensation Committee regarding his compensation or individual performance objectives. The charter of our Compensation Committee grants our Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that our Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, our Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Under its charter, our Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. In 2006, our Compensation Committee authorized a subcommittee, currently composed of Dr. Dina, to which it delegated authority to grant, without any further action required by our Compensation Committee, stock options or restricted stock to employees and consultants who are not officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-executive employees and consultants, particularly new employees, within specified limits approved by our Compensation Committee. Our Compensation Committee approved an aggregate limit on options subject to grant by the subcommittee based on approved hiring plans and ranges of grants for prospective hires and consultants. Typically, as part of its oversight function, the Committee will review the list of grants made by the subcommittee. During the most recent fiscal year, the subcommittee exercised its authority to grant options to purchase an aggregate of 382,250 shares to non-officer employees and 86,250 shares to consultants.

Historically, our Compensation Committee has assessed officer performance goals, approved adjustments to annual compensation, made bonus and stock option awards, and reviewed performance objectives at one or more meetings held during the first quarter of the year. Our Compensation Committee then reviews its recommendations with the full Board of Directors. Generally, our Compensation Committee’s process comprises two related elements: the determination of compensation levels and the review and evaluation of performance objectives for the past and current year. For executives other than the CEO, our Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the CEO. In the case of the CEO, the evaluation of his performance is conducted by our Compensation Committee, which recommends any adjustments to his compensation as well as stock option awards to be granted for Board of Director review and approval (without the presence of the CEO). In addition, our Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, goals, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels.

The specific determinations of our Compensation Committee with respect to executive compensation for 2006 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Report of the Compensation Committee of the Board of Directors

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis, or CD&A, contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of directors that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

This report shall not be deemed filed and shall not be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, including rules and regulations promulgated there under, respectively.

Ms. Nancy L. Buc, Esq.
Ms. Peggy V. Phillips

Nominating Committee

The Nominating Committee of the Board of Directors consists of Dr. Oronsky and is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, and identifying with the CEO candidates for appointment or election to the Board of Directors. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee did not meet during the fiscal year. The Nominating Committee has adopted a written charter that is available to stockholders on the Company’s website at http://www.dynavax.com.

At this time, the Nominating Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

Stockholder Communications With The Board Of Directors

We have not established a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board has been excellent. Nevertheless, during the upcoming year the Nominating Committee will give full consideration to the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to the Company’s website.

Code Of Ethics

We have adopted the Dynavax Code of Business Conduct and Ethics that applies to all officers, directors and employees. Our Code of Business Conduct and Ethics is available on our website at www.dvax.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website. There have been no waivers to the Code of Business Conduct and Ethics as of March 31, 2007.

PROPOSAL 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected and the Board has approved Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. Ernst & Young has audited the Company’s financial statements since 2001. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

If the stockholders fail to ratify the selection of Ernst & Young, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Auditor Fees And Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2005 and December 31, 2006, by Ernst & Young, the Company’s principal auditors.

	Fiscal Year Ended
	2006	2005

Audit Fees (1)	$896,203	$503,431
Audit-related Fees (2)	125,000	—
Tax Fees (3)	8,375	41,027
All Other Fees (4)	1,750	1,500

Total Fees	$1,031,328	$545,958

(1)	Audit fees include fees for the audit of our consolidated financial statements and interim reviews of our quarterly financial statements, registration statements and consents and other services related to SEC matters, including compliance with the provisions of Sarbanes-Oxley section 404. In 2006 audit fees also include fees for accounting consultations related to an acquisition, financing transactions and adoption of new accounting pronouncements.

(2)	Audit-related fees consist of due diligence services in connection with the acquisition of Rhein Biotech GmbH.

(3)	Tax fees represent fees for professional services provided in connection with the preparation of our federal, state and foreign tax returns and advisory services for other tax compliance matters.

(4)	All other fees represent subscription fees for an online accounting research tool and related database.

All fees described above were approved by the Audit Committee.

Pre-Approval Policies And Procedures

Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young. Under the policy the Audit Committee pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual express case-by-case basis before the independent registered public accounting firm is engaged to provide each service.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal auditors’ independence.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to executive officers as of March 31, 2007:

Name	Age	Position

Dino Dina, M.D.	60	President, Chief Executive Officer and Director
Robert L. Coffman, Ph.D.	60	Vice President and Chief Scientific Officer
Timothy G. Henn	49	Vice President, Finance & Administration and Chief Accounting Officer
Michael S. Ostrach	55	Vice President, Chief Business Officer and General Counsel
Deborah A. Smeltzer	53	Vice President, Operations and Chief Financial Officer
Stephen F. Tuck, Ph.D.	45	Vice President, Biopharmaceutical Development
Gary A. Van Nest, Ph.D.	57	Vice President, Preclinical Research

Robert L. Coffman, Ph.D.

Dr. Coffman has been our Vice President and Chief Scientific Officer since December 2000. Dr. Coffman joined Dynavax from the DNAX Research Institute where he had been since 1981, most recently as Distinguished Research Fellow. Prior to that, he was a postdoctoral fellow at Stanford University Medical School. Dr. Coffman has made fundamental discoveries about the regulation of immune responses in allergic and infectious diseases. He shared the William S. Coley Award for Research in Immunology for discovery of the Th1 and Th2 subsets of T lymphocytes, the two major types of T cells that control most immune responses. Dr. Coffman received his Ph.D. from the University of California, San Diego and his A.B. from Indiana University. In 2006, Dr. Coffman was elected to the National Academy of Sciences.

Timothy G. Henn

Mr. Henn has been our Vice President, Finance & Administration since August 2004. Mr. Henn was appointed Chief Accounting Officer in January 2005. Prior to Dynavax, Mr. Henn was at Incyte Corporation, where he was most recently Senior Vice President, Finance and Corporate Controller, having responsibility for company wide accounting, financial planning, and purchasing. Mr. Henn received his M.B.A. from Golden Gate University and his B.S. in accounting from the University of Illinois. Mr. Henn resigned from Dynavax effective April 13, 2007.

Michael S. Ostrach

Mr. Ostrach joined Dynavax in October 2006 as Vice President, Chief Business Officer and General Counsel. Previously he was Chief Operating Officer, Chief Financial Officer and General Counsel at Threshold Pharmaceuticals. From 1997 to 2004, Mr. Ostrach was at Kosan Biosciences, most recently as President and Chief Operating Officer. Mr. Ostrach began his corporate career at Cetus Corporation, where he served in several capacities between 1981 and 1991, initially as general counsel and finally as Senior Vice President of corporate affairs and General Counsel. Following the acquisition of Cetus by Chiron Corporation in 1991, Mr. Ostrach became President of Chiron Technologies. He holds a B.A. from Brown University and a J.D. from Stanford Law School.

Deborah A. Smeltzer

Ms. Smeltzer joined Dynavax in January 2005 as Vice President, Operations and Chief Financial Officer. Previously she was with Applied Biosystems, where she served most recently as Vice President and General Manager of the company’s genetic analysis business. While at Applied Biosystems, she redirected and implemented a new business strategy for the core sequencing business and built the growth strategy and business plan for the genomics applications products business. She previously served as Vice President, Finance for the organization and had responsibility for business development. Prior to Applied Biosystems, Ms. Smeltzer served as Chief Financial Officer and Vice President for Genset SA, a Paris-based global genomics company. She holds a B.S. in biological sciences and an M.S. in medical microbiology from the University of California, Irvine, and an M.B.A. from Stanford University Graduate School of Business.

Stephen F. Tuck, Ph.D.

Dr. Stephen Tuck has been our Vice President, Biopharmaceutical Development since November 2000 and previously served as our Senior Director of Biopharmaceutical Development since joining us in November 1997. From 1992 until he joined us in 1997, Dr. Tuck was employed by Chiron Corporation, where he had served in various capacities in the Technical Affairs and Process Development departments. At Chiron, Dr. Tuck was involved in the development of Fluad®, a novel adjuvanted influenza vaccine, various subunit vaccines, adjuvants and protein therapeutics. Prior to joining Chiron, Dr. Tuck was a post-doctoral fellow at Johns Hopkins University School of Medicine and the University of California, San Francisco. He has over 14 years of experience in pharmaceutical chemistry. Dr. Tuck received his Ph.D. and B.S. from Imperial College, University of London. Dr. Tuck has resigned as an officer and employee effective May 31, 2007.

Gary A. Van Nest, Ph.D.

Dr. Van Nest has been our Vice President, Preclinical Research since November 2000 and previously served as our Senior Director of Preclinical Research since joining us in November 1997. From 1985 until he joined us in 1997, Dr. Van Nest was employed by Chiron Corporation, where he served in several positions of increasing responsibility culminating in a position as Acting Head of Vaccine Research. At Chiron, Dr. Van Nest directed the development of novel adjuvants and delivery vehicles for subunit vaccines for herpes, HIV, influenza, hepatitis B virus, hepatitis C virus and cytomegalovirus. Dr. Van Nest has authored over 40 publications. He received his Ph.D. in biochemistry from the University of Arizona and his B.A. from the University of California, Riverside.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 31, 2007 by: (i) each director and nominee for director; (ii) the Company’s Chief Executive Officer, Chief Financial Officer and its three other most highly compensated executive officers during the year ended December 31, 2006, or the Named Executive Officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

		Percent of Shares
Name and Address of Beneficial Owner (1)	Number of Shares (2)	Beneficially Owned (3)

Federated Investors, Inc.
Federated Investors Tower, 1001 Liberty Avenue Pittsburgh, PA 15222-3779 (4)	8,606,300	22%
Entities Affiliated with Deerfield Management Company, L.P.
780 Third Avenue, 37th Floor New York, New York 10017 (5)	4,851,538	12%
Sectoral Asset Management, Inc.
2120-1000 Sherbrooke Street West Montreal, PQ H3A 3G4, Canada (6)	4,369,340	11%
Pictet Funds (LUX) – Biotech
Luxemburg (7)	1,950,400	5%
Named Executive Officers and Directors
Dino Dina, M.D. (8)	885,649	2%
Deborah A. Smeltzer (9)	154,166	*
Robert L. Coffman, Ph.D. (10)	152,247	*
Stephen F. Tuck, Ph.D. (11)	178,331	*
Gary A. Van Nest, Ph.D. (12)	170,415	*
Nancy L. Buc, Esq. (13)	6,000	*
Dennis Carson, M.D. (14)	188,119	*
Denise M. Gilbert, Ph.D. (15)	22,000	*
David Lawrence (16)	5,000	*
Arnold L. Oronsky, Ph.D. (17)	596,823	2%
Peggy V. Philips	—	*
Stanley A. Plotkin, M.D. (18)	5,000	*
All executive officers and directors as a group (14 persons)	2,426,448	6%

*	Less than one percent.

(1)	The address of each of the executive officers and directors is c/o Dynavax Technologies Corporation, 2929 Seventh Street, Suite 100, Berkeley, California 94710.

(2)	To our knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(3)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. Shares of our common stock, subject to options currently exercisable or that will become exercisable within 60 days after March 31, 2007 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Applicable percentages are based on 39,740,794 shares of our common stock outstanding as of March 31, 2007, adjusted as required by the rules of the Securities and Exchange Commission.

(4)	Based on a Schedule 13G/A filed by Federated Investors, Inc. on February 13, 2007 with the Securities and Exchange Commission.

(5)	Based on a Schedule 13G/A filed on February 13, 2007 by entities affiliated with Deerfield Management Company L.P., with the Securities and Exchange Commission. Represents 1,516,401 shares held by Deerfield Partners, L.P., 433,589 shares held by Deerfield Special Situations Fund, L.P., 2,035,137 shares held by Deerfield International Limited, and 866,411 shares held by Deerfield Special Situations International Limited.

(6)	Based on a Schedule 13G/A filed by entities affiliated with Sectoral Asset Management Inc. on February 9, 2007 with the Securities and Exchange Commission.

(7)	Based on a Schedule 13G filed by Pictet Funds (LUX) – Biotech on December 20, 2006 with the Securities and Exchange Commission.

(8)	Includes 203,214 shares held by the Dino Dina 1999 Revocable Trust, of which Dr. Dina is trustee, 3,333 shares held by the Stefania Dina Irrevocable Trust, created by Declaration of Trust dated March 2, 2000, of which Dr. Dina is trustee, 3,333 shares held by the Francesco Dina Irrevocable Trust, created by Declaration of Trust dated March 2, 2000, of which Dr. Dina is trustee and 8,333 shares held by the Jordan Moncharmont Irrevocable Trust, created by Declaration of Trust dated March 2, 2000, of which Dr. Dina is trustee. Also includes 13,273 shares purchased through the employee stock purchase plan and options to purchase 654,163 shares of common stock exercisable within 60 days of March 31, 2007.

(9)	Includes options to purchase 154,166 shares of common stock exercisable within 60 days of March 31, 2007.

(10)	Includes options to purchase 111,803 shares of common stock exercisable within 60 days of March 31, 2007.

(11)	Includes options to purchase 144,998 shares of common stock exercisable within 60 days of March 31, 2007.

(12)	Includes options to purchase 130,415 shares of common stock exercisable within 60 days of March 31, 2007.

(13)	Includes options to purchase 5,000 shares of common stock exercisable within 60 days of March 31, 2007.

(14)	Includes options to purchase 10,000 shares of common stock exercisable within 60 days of March 31, 2007.

(15)	Includes options to purchase 22,000 shares of common stock exercisable within 60 days of March 31, 2007.

(16)	Includes options to purchase 5,000 shares of common stock exercisable within 60 days of March 31, 2007.

(17)	Includes (i) options to purchase 12,500 shares of common stock exercisable within 60 days of March 31, 2007 and (ii) 584,323 shares held by InterWest Partners V L.P. Mr. Oronsky is a general partner of the general partner of InterWest Partners V L.P. and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(18)	Includes options to purchase 5,000 shares of common stock exercisable within 60 days of March 31, 2007.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Compensation Discussion And Analysis

Background

Our Compensation Committee of the Board currently consists of two independent, non-officer and non-employee directors, Ms. Buc and Ms. Phillips. Ms. Buc serves as the Chairperson. With respect to Company compensation practices generally, our Compensation Committee’s responsibilities include discussions with senior management, including our CEO, CFO and VP of Human Resources, in establishing salary and incentive performance payment thresholds and ranges, administration of our incentive compensation and benefits plans, 401(k) plan and equity incentive and stock purchase plans. With respect to compensation of our executive officers, our Compensation Committee reviews and approves our annual corporate goals and objectives relevant to the compensation of our executive officers, including our Named Executive Officers.

Compensation Philosophy

Our compensation philosophy provides that our executive officers’ total annual cash compensation should vary with the performance of the Company and that long-term incentives awarded to such officers should be aligned with the interest of the Company’s stockholders. Specifically, our Compensation Committee believes that the primary objectives of our compensation policies are:

•	creating long-term incentives for management to increase stockholder value;

•	balancing between annual and long-term incentives with the goal of successful product development and launch;

•	providing clear company and individual objectives that promote innovation, high quality scientific and technical accomplishments and calculated risk-taking to achieve our objectives;

•	rewarding results; and

•	creating a team-oriented workplace that values diversity and open communications in order to attract and retain best in class employees.

During 2006, our Compensation Committee met four times to review new disclosure and certification requirements regarding executive compensation, discuss our current compensation practices, confirm 2005 performance and related compensation payments and stock option grants under our compensation policies, assess the achievement of corporate goals as they related to executive compensation and to recommend to the Board compensation levels providing both short- and long-term incentives to our executive officers. We have historically relied on a review of comparable or peer companies based on industry data obtained by the human resources and finance groups of the Company, which our Compensation Committee reviews and discusses with senior management, including the principal executive officer. For all executives, as part of our Compensation Committee’s deliberations, the human resources group provided information from two commonly used biotechnology compensation services, Radford Biotechnology Executive Survey and the Top Five Biopharma Executive Survey, on the median and related quartile compensation levels for biotechnology executives.

Compensation of the executive officers consists of three principal components: short-term incentive compensation represented by salary and incentive performance payments, and long-term incentive compensation consisting of stock option grants. In 2006, we reviewed executive officer compensation using summary “tally sheets” that showed for each of the executive officers the following: (a) summary of total compensation; (b) each element of current compensation, including benefits and perquisites; (c) potential value of all stock option awards;

and (d) value of payments and benefits that would be payable for termination following a change in control (including tax gross-ups on excess parachute payments).

Short-term Incentive Compensation

Salary. The base salaries of the Company’s executive officers are reviewed annually and are set by our Compensation Committee. When setting base salary levels, in a manner consistent with the policy outlined above, our Compensation Committee considers competitive market conditions for executive compensation, the Company’s performance and the performance of the individual executive officer. In general, the Company targets base salary for executive officers at the 75th percentile of the industry guides. In the case of the Chief Executive Officer, our Compensation Committee further considers a peer set of companies (the CEO Peer Group) consisting in 2006 of Anesiva, Inc., Cellegy Pharmaceuticals, Inc., Ciphergen Biosystems, Inc., Coley Pharmaceutical Group, Inc., Genitope Corporation, Idenix Pharmaceuticals, Inc., Myogen, Inc., Nuvelo, Inc., Pharmacyclics, Inc., Renovis, Inc. and Rigel Pharmaceuticals, Inc.

Incentive performance payments. In 2006, the Board of Directors established an annual incentive plan for the executive officers of the Company, with payments based on achievement of Company and individual goals targeted for the executive officers in a range between 35% and 50% of each executive officer’s annual base salary based on a total pool for all officers set at the 75th percentile of the industry guides. The Chief Executive Officer’s bonus is calculated taking into consideration the CEO Peer Group.

For the fiscal year ended December 31, 2006, our Compensation Committee evaluated the performance of the Chief Executive Officer and the other executive officers of the Company based on achievement of corporate and individual goals and set the incentive amounts payable in accordance with the goals. Our Board of Directors and our Compensation Committee have the discretion to determine the level to which goals were achieved, modify the criteria or select other performance factors with respect to bonuses paid to executive officers for any given fiscal year. In 2006, the goals were not modified and our Compensation Committee’s recommendations were based on an assessment of the achievement of those criteria. The Company used goals in the following four categories for assessing the incentive performance payment levels:

Category	Target Weight	Achieved

Clinical Trial goals	45%	37.5%
Corporate Partnering goals	25%	15%
Commercial goals	15%	15%
Financing goals	15%	15%

TOTAL	100%	82.5%

The goals are established so that results will typically fall within the 70% - 95% range. Results below or above those ranges are possible if there is significant under- or out-performance by the Company. The Chief Executive Officer’s goals correspond to the Company’s goals while the other executive officers are generally based 60% on the Company’s goals and 40% on individual performance goals derived at the beginning of each compensation year from the functional responsibilities of the officer.

Long-term Incentive Compensation

Equity. Our Compensation Committee believes that equity grants, whether in the form of stock options or restricted stock that vest over extended periods, serve the following purposes: (1) align executive officer interests with stockholder interests by creating a direct link between compensation and stockholder return; (2) give executive officers a significant, long-term interest in the Company’s success; and (3) help retain key executive officers in a competitive market for executive talent. Our Compensation Committee targets a level of equity holdings in which 50% of the total equity held by an executive officer is vested, including new grants of equity.

Role of Named Executive Officers in Determining Executive Compensation

Dr. Dina reviews with our Compensation Committee the performance of our executive officers and makes recommendations to the committee for their review and final determination. Other executive officers and our finance and human resources teams provide market information for our Compensation Committee that are used in determining our named executive officer’s compensation. Except for Dr. Dina’s discussions with the Board and our Compensation Committee, our executive officers do not otherwise recommend or determine any element or level of compensation.

Compensation of Chief Executive Officer. Our Board of Directors, based on recommendations and review of more detailed analysis performed by our Compensation Committee described above, considered the following additional factors in evaluating the performance of, and setting the salary, cash incentive and equity compensation for Dr. Dina based on 2006 performance: (1) achievement of our Company goals; (2) his contribution to an enhanced research and development portfolio and related funding; and (3) his contribution to the hiring and retention of superior management personnel. Our Board of Directors further reviewed with our Compensation Committee the value and vesting level of equity compensation previously granted to Dr. Dina, the potential long-term incentives remaining under unvested stock option grants, CEO Peer Company chief executive officer holdings and the value of new equity compensation.

Equity Grant Practices

Our equity grant date practices require that stock options and other equity compensation have prices determined based on the fair market value on the date of grant. Our grants of stock option awards for new employees have historically been the Nasdaq Global Market closing price on (a) the date of approval of the grant by our Board or Compensation Committee in the case of executive officers, (b) the first date of employment for non-executive employees; or (c) for consultants, the date of entry into a consulting agreement providing for a grant of stock options approved by our Chief Executive Officer pursuant to authority delegated by the Compensation Committee of our Board.

Summary of Change in Control and Involuntary Termination Arrangements

Change in Control Arrangements

To promote retention of certain key officers, our Board of Directors has authorized the Company to enter into Management Continuity and Severance Agreements, or Management Agreements, with each of the executive officers and certain other executives regarding their termination due to a Change in Control (as defined below). In particular, the purpose of the Management Agreements is to encourage the executives to carry out their duties when there is a possibility of a Change in Control of Dynavax. The Management Agreements are not employment agreements and do not provide any assurance of continued employment.

The Management Agreements define a Change in Control as the occurrence of any of the following events:

•	Change of Ownership – where any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, or the Act) is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities;

•	Merger – a merger or consolidation of the Company whether or not approved by the Board, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

•	Sale of Assets – if the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

On the effective date of a Change in Control, regardless of whether the executive is offered or accepts a position with the “New Company” (as defined below), the executive shall receive an additional two years vesting of employee stock options to purchase Dynavax common stock that are held by the executive on the effective date of such Change in Control.

Additionally, if, during the two-year period following a Change in Control, Dynavax or the New Company terminates the executive’s employment other than for “cause” or if such termination is “involuntary” (as such terms are defined in the agreements), the executive shall receive:

•	a lump-sum cash payment equal to 12 months of the executive’s then effective annual base salary;

•	a lump-sum cash payment equal to the executive’s target incentive bonus of 35% to 50% of the executive’s then effective annual base salary (or such higher percentage then in effect under the Company’s management incentive program or other similar bonus program); and

•	continuing health insurance benefits for 12 months upon the executive’s election of COBRA Continuation Coverage.

The Management Agreements define “New Company” as:

•	in the case of a Change in Ownership, the Company;

•	in the case of a Merger, the surviving entity

•	in the case of a Sale of Assets, the purchaser of all or substantially all of the Company’s assets.

Involuntary Termination Arrangements

Under the terms of the Management Agreements, upon “involuntary” termination with out “cause” (as such terms are defined in the agreements) the executive shall receive:

•	a lump-sum cash payment equal to 6 months of the executive’s then effective annual base salary;

•	continuing health insurance benefits for 6 months upon the executive’s election of COBRA Continuation Coverage;

•	an additional 6 months vesting of employee stock options to purchase Dynavax common stock that are held by the executive on the effective date of such involuntary termination; and

•	ninety days to exercise vested options, as per the Dynavax Technologies Stock Incentive Plan.

All executive officers receive the same benefits except the Chief Executive Officer, who receives 12 months cash severance payment and 12 months of continuing heath insurance coverage.

Summary Compensation Table

The following table shows compensation awarded to, paid to or earned by the Company’s Named Executive Officers during the fiscal year ended December 31, 2006.

			Non-
			Equity
			Incentive
			Plan	Option	All Other
Name and Principal Position	Year	Salary	Award	Awards	Compensation	Total
			(1)	(2)	(3)

Dino Dina, M.D.
President, Chief Executive Officer and Director	2006	$360,000	$148,500	$812,681	$3,244	$1,324,425
Deborah A. Smeltzer,
Chief Financial Officer and Vice President, Operations	2006	$275,000	$98,450	$266,804	$250	$640,504
Robert L. Coffman, Ph.D.
Vice President and Chief Scientific Officer	2006	$265,000	$94,870	$222,887	$3,158	$585,915
Stephen F. Tuck, Ph.D.
Vice President, Biopharmaceutical Development	2006	$240,000	$85,920	$206,860	$486	$533,266
Gary A. Van Nest, Ph.D.
Vice President, Preclinical Research	2006	$230,000	$82,340	$165,016	$3,248	$480,604

(1)	Represents payments pursuant to an approved incentive plan earned for the fiscal year reported, although amounts may have been paid in the subsequent fiscal year.

(2)	Represents the total amount of compensation expense recognized for the fiscal year based on the fair value of stock option grants under the provisions of FAS 123R without taking into account estimated forfeitures.

(3)	Represents the total amount paid during the fiscal year for additional medical insurance not offered to all other employees.

Grants Of Plan-Based Awards

The following table shows certain information regarding grants of plan-based awards to the Named Executive Officers during the fiscal year ended December 31, 2006.

				Grant Date Fair
				Value of
		Option Awards:		Stock and Option
		Number of Securities	Exercise	Awards
Name	Grant Date	Underlying Options	Price	(1)

Dino Dina, M.D.	2/23/2006	100,000	$6.06	$450,610
Deborah A. Smeltzer	2/14/2006	50,000	$5.85	$218,150
Robert L. Coffman, Ph.D.	2/14/2006	50,000	$5.85	$218,150
Stephen F. Tuck, Ph.D.	2/14/2006	50,000	$5.85	$218,150
Gary A. Van Nest, Ph.D.	2/14/2006	50,000	$5.85	$218,150

(1)	A discussions of the assumptions used in calculating the fair value may be found in Note 12 to the audited financial statements in our 2006 Annual Report.

Outstanding Stock Option Awards At Fiscal Year End

The following table shows certain information regarding outstanding stock option awards for the Named Executive Officers as of December 31, 2006.

Number of Securities Underlying Options

							Option Expiration
Name		Grant Date	Granted	Exercisable (1)	Unexercisable	Exercise Price	Date

Dino Dina, M.D.	(2)	3/21/02	66,666	66,666	—	$3.00	3/20/2012
	(4)	3/21/02	66,666	66,666	—	$3.00	3/20/2012
	(4)	3/21/02	33,333	33,333	—	$3.00	3/20/2012
	(4)	3/21/02	33,333	33,333	—	$3.00	3/20/2012
	(2)	12/18/03	399,999	399,999	—	$3.00	12/17/2013
	(2)	1/20/05	50,000	23,958	26,042	$7.49	1/19/2015
	(3)	2/23/06	100,000	—	100,000	$6.06	2/22/2016
Deborah A. Smeltzer	(6)	1/4/05	200,000	95,833	104,167	$7.32	1/3/2015
	(5)	1/4/05	25,000	25,000	—	$7.32	1/3/2015
	(3)	2/14/06	50,000	—	50,000	$5.85	2/13/2016

Robert L. Coffman, Ph.D.	(2)	1/22/03	66,666	55,555	—	$1.50	1/21/2013
	(2)	1/20/05	75,000	35,937	39,063	$7.49	1/19/2015
	(3)	2/14/06	50,000	—	50,000	$5.85	2/13/2016
Stephen F. Tuck, Ph.D.	(2)	10/24/00	33,333	33,333	—	$3.00	10/23/2010
	(2)	1/22/03	50,000	50,000	—	$1.50	1/21/2013
	(2)	12/18/03	19,999	19,999	—	$3.00	12/17/2013
	(2)	1/20/05	50,000	23,958	26,042	$7.49	1/19/2015
	(3)	2/14/06	50,000	—	50,000	$5.85	2/13/2016

Gary A. Van Nest, Ph.D.	(2)	10/24/00	33,333	33,333	—	$3.00	10/23/2010
	(2)	1/22/03	50,000	50,000	—	$1.50	1/21/2013
	(2)	12/18/03	19,999	19,999	—	$3.00	12/17/2013
	(2)	1/20/05	25,000	11,979	13,021	$7.49	1/19/2015
	(3)	2/14/06	50,000	—	50,000	$5.85	2/13/2016

(1)	Options exercisable may exceed options vested if grant was made under the 1997 Equity Incentive Plan which allowed for early exercise of options prior to vesting completion, subject to the Company’s right to repurchase the option if vesting in not achieved.

(2)	Options vest monthly over 4 years.

(3)	Options vest annually over 4 years.

(4)	Options vest monthly over 4 years after achievement of performance goals.

(5)	Options fully vested upon achievement of performance goals.

(6)	25% of the options vest after the first year. The remaining options vest monthly over the remaining 3 years.

Option Exercises And Stock Vested

There were no stock option exercises by our Named Executive Officers during the fiscal year ended December 31, 2006.

Potential Payments Upon Change in Control or Involuntary Termination

The following table shows the potential compensation received by each Named Executive Officer upon triggering various change in control or involuntary termination events as of December 31, 2006.

	Change in Control with	Termination Upon	Involuntary
Name	Continuing Employment (1)	Change in Control (2)	Termination (3)

Dino Dina, M.D.	$982,663	$1,532,614	$1,166,438
Deborah A. Smeltzer	$537,956	$932,907	$280,831
Robert L. Coffman, Ph.D.	$279,786	$674,386	$230,991
Stephen F. Tuck, Ph.D.	$254,464	$600,415	$211,320
Gary A. Van Nest, Ph.D.	$197,052	$535,695	$187,848

(1)	Represents the value of 2 years of additional stock option vesting based on the fair value of stock option grants under the provisions of FAS 123R without taking into account estimated forfeitures.

(2)	Includes annual base salary and target incentive bonus, 2 years of additional stock option vesting, and 12 months of continuing health insurance benefits.

(3)	For Dr. Dina this includes 12 months base salary, 6 months of additional stock option vesting, and 12 months of continuing health insurance benefits. For all others this includes 6 months base salary, 6 months of additional stock option vesting, and 6 months of continuing health insurance benefits.

The amounts in the table above do not include payments and benefits to the extent provided on a non-discriminatory basis to salaried employees generally upon termination of employment such as accrued vacation pay.

DIRECTOR COMPENSATION

The following table shows for the fiscal year ended December 31, 2006 certain information with respect to the compensation of all non-employee directors of the Company:

		Option
Name	Fees Earned	Awards (4)	Total

Nancy L. Buc, Esq.	$36,500	$26,289	$62,789
Dennis Carson, M.D.	$33,000	$24,790	$57,790
Denise M. Gilbert, Ph.D.	$45,167	$44,964	$90,131
Daniel S. Janney (1)	$24,000	$4,852	$28,852
David M. Lawrence, M.D. (2)	$25,500	$1,539	$27,039
Jan Leschly (3)	$27,000	$3,235	$30,235
Arnold L. Oronsky, Ph.D.	$50,056	$31,982	$82,038
Stanley A. Plotkin, M.D.	$28,000	$29,811	$57,811
Peggy V. Phillips	$15,000	$4,155	$19,155

(1)	Daniel Janney resigned from the Board in August 2006.

(2)	David Lawrence received fees and an option grant described below in 2006 related to consulting services provided prior to becoming a member of the Board of Directors. Dr. Lawrence did not receive any fees for services as a member of the Board of Directors in 2006. Additionally, the options granted for consulting services have not been recognized as expense under certain provisions of FAS 123R and therefore result in no additional compensation under option awards.

(3)	Jan Leschly resigned from the Board in November 2006.

(4)	Represents the total amount of compensation expense recognized in 2006 based on the fair value of stock option grants under the provisions of FAS 123R without taking into consideration estimated forfeitures.

TRANSACTIONS WITH RELATED PERSONS

We have entered into indemnity agreements with each of our officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law.

In December 1998, the Company entered into a research agreement with the Regents of the University of California, on behalf of the San Diego campus. The university-nominated representative on the evaluation committee created to oversee aspects of the agreement is Dr. Dennis Carson, a member of our Board of Directors.

Prior to his election to the Board in December 2006, the Company had entered into a one year consulting arrangement with Dr. Lawrence as of November 1, 2006 pursuant to which Dr. Lawrence agreed to provide strategic and business advice. In consideration for these services, Dr. Lawrence received consulting fees at a rate of $3,000 per day and 50,000 stock options. All 50,000 stock options are subject to performance-based vesting requirements dependent upon the achievement of specified corporate partnering objectives. The consulting agreement is terminable by either party on thirty days written notice.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Dynavax stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected share/stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Direct your written request to corporate Secretary, Dynavax Technologies Corporation, 2929 Seventh Street, Suite 100, Berkeley, California 94710. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/  Michael S. Ostrach
Michael S. Ostrach
Secretary

May 10, 2007

Please Mark Here for Address Change or Comments
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR the listed nominees.

1. **Election of the Class I Directors**

	FOR ALL NOMINEES (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees
Nominees: 01 Dennis Carson, M.D. 02 Dino Dina, M.D. 03 Denise M. Gilbert, Ph.D.	☐	☐

INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name in the space provided below.

____

The Board of Directors recommends a vote FOR the following proposal.

	FOR	AGAINST	ABSTAIN
2. Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2007.	☐	☐	☐

Signature ______________________ **Signature** ______________________ **Date** __________

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

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Choose **MLink**SM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect**® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

P
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Dynavax Technologies Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DYNAVAX TECHNOLOGIES CORPORATION FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
June 13, 2007

The undersigned stockholder of DYNAVAX TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 10, 2007, the Company's Annual Report for the year ended December 31, 2006 and the Company's Annual Report on Form 10-K for the year ended December 31, 2006 and hereby appoints Dino Dina, M.D. and Deborah A. Smeltzer, or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of the Company to be held on June 13, 2007 at 11:00 a.m., pacific time, at the Company's offices at 2929 Seventh Street, Suite 100, Berkeley, California, and at any postponement or adjournment thereof, and to vote all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR (1) THE ELECTION OF THE CLASS I DIRECTORS, AND (2) THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Change/Comments (Mark the corresponding box on the reverse side)

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